Exhibit F-2

                                  May 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Pinnacle West Capital Corporation Form U-1 Application / Declaration (File No. 070-09745)

Ladies and Gentlemen:

     We are Arizona counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), and are familiar with the matters relating to the "DEVELOPMENT ACTIVITIES," as such term is defined in the Form U-1 Application / Declaration (File No. 070-09745) (the "ORIGINAL APPLICATION"), under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000, as amended by filings made by the Company with the Commission on December 8, 2000, January 17, 2001 and April 27, 2001 (the Original Application, as so amended, being referred to herein as the "APPLICATION"). The term "Associate Company" has the meaning given in the Act. Capitalized terms used herein and not otherwise defined will have the meanings given in the Application.

     Among other things, we have examined:

     (a)  The Application; and

     (b) Such other documents and certificates (including those being delivered to you concurrently herewith) and such statutes, rules, and regulations as we have deemed relevant.

     In giving the opinions herein, we have relied upon a certification by an appropriate officer of the Company as to the securities issued by the Company and each Associate Company of the Company in connection with the Development Activities and the documents evidencing the same (the "SECURITIES DOCUMENTS"). We have examined the originals, or copies certified to our satisfaction, of the Securities Documents. In addition, we have examined the originals, or copies certified to our satisfaction, of such corporate records of the Company and PWE, certificates of public officials and of officers of the Company or any of the Associate Companies, and agreements, instruments, and other documents, as we
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Securities and Exchange Commission
May 11, 2001
Page 2

have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of appropriate officers of the Company or an Associate Company or of public officials.

     In our examination of the documents referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted to us as copies; (ii) the legal capacity of all natural persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) that each such party had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such parties; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company or an Associate Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that:

     1. All laws of the State of Arizona applicable to the Company's acquisition of PWE as a public utility company through the Development Activities have been complied with.

     2.   PWE has been validly organized and is duly existing.

     3. The common stock of PWE held by the Company is validly issued, fully paid and non-assessable, and the Company legally acquired such stock and is entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of PWE.

     4. The consummation of the Development Activities did not violate the legal rights of the holders of any securities issued by the Company or any Associate Company thereof in connection with the Development Activities.

     5. The Development Activities were effected in accordance with the Application.

     The opinions expressed above are subject to the following assumptions and conditions:

     (a) In giving the opinion in paragraph 4 hereof, we have reviewed the Securities Documents and no other investigation of such matters has been made.
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Securities and Exchange Commission
May 11, 2001
Page 3

     (b) In giving the opinions herein, we have relied solely on the opinion of Morgan, Lewis & Bockius LLP, filed concurrently herewith, as to all matters relating to the Act and the Federal Power Act.

     (c) In giving the opinion in paragraphs 1 and 5 hereof, we have relied solely on the opinion of Nancy Loftin, the General Counsel of the Company, filed concurrently herewith, and no other investigation of such matters has been made.

     The opinions expressed herein are limited to the laws of the State of Arizona and, with respect to paragraphs 3, 4 and 5 herein, the federal law of the United States of America and we express no opinion on the laws of any other jurisdiction. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. This opinion letter is rendered solely for your benefit in connection with the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,

                                        Snell & Wilmer

                                  May 11, 2001

Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004

 Re: Pinnacle West Capital Corporation Form U-1 Application (File No. 070-09745)

Ladies and Gentlemen:

     Morgan, Lewis & Bockius LLP serves as special counsel to Pinnacle West Capital Corporation ("PNW") and its subsidiaries, Arizona Public Service Company ("APS") and Pinnacle West Energy Corporation ("PWE"), on certain federal regulatory matters involving their electric utility operations, exempt wholesale generators ("EWG"), and power marketing activities. We are familiar with the "Development Activities," as such term is defined in the Form U-1 Application (File No. 070-09745) filed with the Securities and Exchange Commission (the "SEC") by PNW on September 12, 2000, as amended on December 8, 2000, January 17, 2001, and April 27, 2001 (the "Application"). We have been asked to provide an opinion that the regulatory applications and approvals that are required under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), and the Federal Power Act, as amended ("FPA"), in connection with the Development Activities have been obtained from the SEC or the Federal Energy Regulatory Commission ("FERC"), as appropriate.

     Capitalized terms used herein and not otherwise defined will have the meanings given in the Application. The term "Associate Companies," when used herein, will have the meaning given in Section 2(a)(10) of PUHCA.

     As described in the Application, the Development Activities involve PWE's operation of its West Phoenix Unit No. 4 as a non-EWG under PUHCA. The Development Activities were completed on May 2, 2001, when PWE filed a Notice of Withdrawal of its Application for Determination of Exempt Wholesale Generator Status with FERC. Due to its ownership and operation as a non-EWG of facilities used for the generation of electric energy for sale (i.e., the West Phoenix Unit No. 4 generating facility), PWE is now an "electric utility company" and a "public-utility company," as those terms are defined in Sections 2(a)(3) and 2(a)(5) of PUHCA.

     In preparing this opinion we have examined and relied solely upon:

     1. The Application for Authorization to Transfer Jurisdictional Facilities filed by Arizona Public Service Company, Pinnacle West Capital Corporation, and Pinnacle West Energy Corporation in Docket No. EC00-118-000 and FERC's Order

Authorizing Disposition of Jurisdictional Facilities reported at 93 FERCP. 61,216 (2000);

     2. The Application filed with the SEC and the SEC's Order Authorizing the Acquisition of a Public Utility Company Subsidiary by an Exempt Holding Company, Holding Company Act Release No. 35-27386 (April 27, 2001);

     3. The Notice of Withdrawal filed by PWE on May 2, 2001, with FERC in Docket No. EG01-163-000;

     4. In addition, we have examined the originals, or copies certified to our satisfaction, of such corporate records of PNW, APS and PWE and agreements, instruments, and other documents, as we have deemed necessary as a basis for the opinions expressed below.

     As to questions of fact material to our opinion, we have, relied upon the statements set forth in the various regulatory filings and corporate documents we examined. We have assumed that such documents accurately describe and contain the understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that all of the regulatory approvals required under PUHCA and the FPA to effect the Reorganization have been obtained.

     The opinion expressed herein is limited to the FPA and PUHCA, as interpreted and implemented by the decisions, rules and regulations of the SEC and FERC. We express no opinion on any other statute, or the laws of any other jurisdiction. The opinion expressed herein is based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinion expressed herein. This opinion letter is rendered solely for the benefit of Snell & Wilmer L.L.P. in connection with the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an attachment to an exhibit to the Application.

                                       Very truly yours,

                                       MORGAN, LEWIS & BOCKIUS LLP

                                  May 11, 2001

Snell & Wilmer
400 East Van Buren
Phoenix, Arizona 85004

     Re: Pinnacle West Capital Corporation Form U-1 Application/Declaration (File No. 070-09745)

Ladies and Gentlemen:

     The Pinnacle West Capital Corporation Law Department provides and coordinates legal services for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), and is familiar with the matters relating to the "DEVELOPMENT ACTIVITIES," as such term is defined in the Form U-1 Application/Declaration (File No. 070-09745) (the "ORIGINAL APPLICATION"), under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000, as amended by filings made by the Company with the Commission on December 8, 2000, January 17, 2001 and April 27, 2001 (the Original Application, as so amended, being referred to herein as the "APPLICATION"). The term "Associate Company" has the meaning given in the Act. Capitalized terms used herein and not otherwise defined will have the meanings given in the Application.

     Among other things, we have examined:

     (a)  The Application; and

     (b) Such other documents and certificates (including those being delivered to you concurrently herewith) and such statutes, rules, and regulations as we have deemed relevant.

     In addition, we have examined the originals, or copies certified to our satisfaction, of such corporate records of the Company and PWE, certificates of public officials and of officers of the Company or any of the Associate Companies, and agreements, instruments, and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates and representations of appropriate officers or employees of the Company or an Associate Company or of public officials.

     In our examination of the documents and matters referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted to us as copies; (ii) the legal capacity of all natural

Snell & Wilmer
May 11, 2001
Page 2


persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) that each such party had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such parties; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company or an Associate Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that:

     1. All laws of the State of Arizona applicable to the Company's acquisition of PWE as a public utility company through the Development Activities have been complied with.

     2. The Development Activities were effected in accordance with the Application.

     The opinions expressed herein are limited to the laws of the State of Arizona and, with respect to paragraph 2 herein, the federal law of the United States of America and we express no opinion on the laws of any other jurisdiction. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. This opinion letter is rendered solely for your benefit in connection with the rendering of your final legal opinion to the Securities and Exchange Commission as it relates to the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                     Very truly yours,

                                     PINNACLE WEST CAPITAL CORPORATION
                                     LAW DEPARTMENT


                                     By: /s/ Nancy C. Loftin
                                         ---------------------------------------
                                         Name: Nancy C. Loftin
                                         Title: Vice President & General Counsel

                        [LETTERHEAD OF KELEHER & McLEOD]

                                   May 7, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Pinnacle West Capital Corporation
          Form U-1 Application/Declaration
          (File No. 070-09745)

Ladies and Gentlemen:

     We are special New Mexico counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), in regard to certain matters relating to the "REORGANIZATION," as such term is defined in the Form U-1 Application/Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000, as amended by filings made on December 8, 2001, January 17, 2001 and April 27, 2001 (the "APPLICATION"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application, which we have examined. The term "FOUR CORNERS TRANSFER," when used herein, will mean the transfer of the Four Corners Power Plant from APS, an Arizona corporation, to PWE, an Arizona corporation, pursuant to the Reorganization, as contemplated in the Application.

     We understand that the Company was formed in 1985 under the laws of Arizona as a holding company owning APS and certain other subsidiaries. We also understand that the Company formed PWE in 1999 under the laws of Arizona, as a wholly owned subsidiary of the Company.

     We have relied upon the following representations made to us by the
Company:

     (A) The Company, itself, is not engaged in any business in the State of New Mexico, except that from October 1, 2000 to the present, the Company has been engaged in the purchase and sale of power and energy, at wholesale, from the switchyard of the Four Corners Power Plant, located within the boundaries of the Navajo Reservation; and
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Securities and Exchange Commission
May 7, 2001
Page 2

     (B) Only two subsidiaries of the Company conduct business in the State of New Mexico: (1) SunCor Development Company, an Arizona corporation, which owns and operates certain residential or commercial real estate properties in New Mexico; and (2) APS.

     APS has represented to us, and we have relied upon such representation, that the only business in which it is engaged in the State of New Mexico consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) and electric transmission lines, sales of electricity at retail to BHP Navajo Coal Company ("BHP") solely for its conduct of coal mining operations on the Navajo Reservation which provides coal to the Four Corners Power Plant for the generation of electricity ("BHP CONTRACT"), transmission of electricity from Tucson Electric Power Company to the Navajo Tribal Utility Authority for resale, and wholesale transactions with other utilities.

     APS and PWE have represented to us, and we have relied upon such representation, that the only asset located in the State of New Mexico that is being transferred from APS to PWE pursuant to the Reorganization is the Four Corners Power Plant.

     PWE has represented to us, and we have relied upon such representation, that it is not currently engaged in any business in the State of New Mexico, and that the only business in which it will be engaged in the State of New Mexico immediately following the Reorganization consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) at the Four Corners Power Plant and the sale of power and energy at wholesale from the Four Corners Power Plant.

     Our opinions herein are given solely with respect to the actual effectuation of the Four Corners Transfer, and no opinion is given as to whether APS, the Company, Transitory Subsidiary or PWE, or their businesses or operations, are currently in compliance with any laws, or will be after the Reorganization, or as to any consents, licenses, permits, filings with or approvals of any governmental body or agency or other person required for the ownership or operation of the Four Corners Power Plant before or following the Reorganization.

     Our opinions relate only to the Four Corners Transfer. In respect only of the laws of New Mexico, and subject to the qualifications and limitations with respect to this opinion letter set forth above, we are of the opinion that:

          1. The activities of APS in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public Regulation Commission is required by APS for the Four Corners Transfer contemplated in the Application. In addition, the rates and charges pursuant to the BHP Contract between APS and BHP are not subject to regulation by the New Mexico Public Regulation Commission.

Securities and Exchange Commission
May 7, 2001
Page 3

          2. The activities of PWE in the State of New Mexico to date do not, and immediately following the Reorganization will not, constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public Regulation Commission is required by PWE for the Four Corners Transfer contemplated in the Application.

          3. The activities of the Company in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval authorization, or consent of the New Mexico Public Regulation Commission is required by the Company for the Four Corners Transfer contemplated in the Application.

          4. All laws of the State of New Mexico applicable to PWE becoming, pursuant to the Reorganization, a "public utility company" under the Act and to the Company then holding, pursuant to the Reorganization, two such "public utility companies", APS and PWE, if any, have been complied with.

     The opinions expressed herein are limited to the laws of the State of New Mexico and we express no opinion about the laws of any other jurisdiction. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. Without limitation of the foregoing, we express no opinion on the requirements that might become applicable upon the implementation of open access in New Mexico, currently scheduled to begin January 1, 2007. This opinion letter is rendered solely for your benefit in connection with the Four Corners Transfer described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Yours truly,

                                        KELEHER & MCLEOD, P.A.

                                        By: /s/ Susan M. McCormack
                                           -------------------------------------
                                           Susan M. McCormack